UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Inland Residential Properties Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)
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May 19, 2016

Dear Stockholder:

Thank you for your investment in Inland Residential Properties Trust, Inc. (“Inland Residential”).

In previous communications we reported that Inland Residential acquired its first property, The Retreat at Market Square, on September 30, 2015. Since that time, we have been diligently working to create net operating income (NOI) in areas such as rent repricing, and fees for pets and other amenities such as clubhouse access. We also have increased the occupancy at the property from 95% to 98%. This is an example of active management and how we strive to create value at the property level on behalf of our stockholders.

We seek to acquire assets in markets characterized by increasing population and job growth with the following criteria: Top 100 Metropolitan Statistical Areas (MSAs) – generally metro areas greater than 500,000 people; close proximity, within larger MSAs, to universities, corporate headquarters, and convention centers; and stabilized (90% occupancy or higher) apartments with sought-after amenities and features in desirable neighborhoods.

Please be advised that, for the trailing 12 months ended March 31, 2016, our total operating expenses as a percentage of average invested assets was approximately 3.4%. Our board of directors, including all of our independent directors, have reviewed our total operating expenses for this period and unanimously determined that, because we are in the early stages of our offering and acquisition of properties, as is typical for programs like ours, the amount in excess of 2% of our average invested assets was justified. Likewise, the board determined that, to the extent the Business Manager paid such operating expenses on our behalf, the Business Manager is entitled to reimbursement. We expect our total operating expenses to fall within the parameters described in our charter as we acquire more assets.

Annual Stockholders Meeting and Proxy Statement

All stockholders of record as of April 4, 2016 should have received their Notice of Annual Meeting of Stockholders and Proxy Statement. The meeting will take place in our offices, located at 2901 Butterfield Road, Oak Brook, Illinois, on June 21, 2016 at 10:00 AM Central Time. Stockholders may vote in person at the meeting or by proxy. If you have not done so already, we encourage you to vote your proxy as soon as possible as every vote matters. If you have any questions about the Annual Stockholders Meeting or the Proxy Statement, please contact our Investor Services team at 1.800.826.8228.

Please visit www.inland-investments.com/inlandresidential for more information.

Sincerely, INLAND RESIDENTIAL PROPERTIES TRUST, INC. Mitchell A. Sabshon, President and Chief Executive Officer

(Please see reverse side for an important disclosure.)

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear", or "believe". Such statements reflect the current view of Inland Residential with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to the acquisition of any property, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission.

Although Inland Residential believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Residential undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Residential or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.